SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 11, 2003

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5	Other Events

Washington Group International announced to its employees that effective June 10, 2003, Richard Erne, Washington Group International’s Assistant Controller — Internal Reporting, has agreed to serve as Acting Corporate Controller until Washington Group International selects a replacement for Reed Brimhall, who resigned as Senior Vice President and Controller on May 1, 2003.  Mr. Erne will continue to carry out his responsibilities as Assistant Controller.

Mr. Erne has been in the Corporate Controller’s Department since 1998, the year he joined the company.  He is a Certified Public Accountant and previously spent 12 years with Deloitte & Touche and in various other financial roles in the industry.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC. (a Delaware Corporation)

	By:	/s/ Richard D. Parry
	Name:	Richard D. Parry
	Title:	Sr. Vice President, General Counsel and Assistant Secretary
Dated: June 11, 2003